MERGER AGREEMENT

by and among

Aim Smart Corporation,

ATP Acquisition Corp.

and

American Tony Pharmaceutical, Inc.

Dated as of July 22, 2008

MERGER AGREEMENT

Merger Agreement (the “Agreement”) dated as of July 22, 2008 by and among Aim Smart Corporation, a corporation formed under the laws of the State of Delaware (“AIMR”), ATP Acquisition Corp., a corporation newly formed under the laws of the State of Delaware and a wholly owned subsidiary of AIMR (the “Merger Sub”), and American Tony Pharmaceutical, Inc., a corporation formed under the laws of the State of Delaware (“American Tony”).  Each of AIMR, the Merger Sub, and American Tony is referred to herein individually as a “Party” and all are referred to collectively as the “Parties.”

PREAMBLE

WHEREAS, American Tony, through a subsidiary, owns 100% of the registered capital of Harbin Tianmu Pharmaceuticals Co., Ltd., a corporation organized under the laws of The People’s Republic of China (“Tianmu Pharmaceuticals”);

WHEREAS, AIMR and American Tony have determined that a business combination between them is advisable and in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

WHEREAS, AIMR has proposed to acquire American Tony pursuant to a merger transaction whereby, pursuant to the terms and subject to the conditions of this Agreement, American Tony shall become a wholly owned subsidiary of AIMR through the merger of the Merger Sub with and into American Tony (the “Merger”); and

WHEREAS, in the Merger, all issued and outstanding shares of capital stock of American Tony shall be cancelled and converted into the right to receive 9,700,000 of common stock of AIMR (the “Merger Shares”) which Shares shall represent 96.68% of the voting power of AIMR after the Merger;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties, the Merger and/or the Parties.

“DGCL” means Delaware General Corporation Law.

“Knowledge” means, in the case of AIMR or American Tony, a particular fact or other matter of which its Chief Executive Officer or the Chief Financial Officer is actually aware or which a prudent individual serving in such capacity could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of the corporation and its business and affairs.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

“Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Surviving Entity” shall mean American Tony as the surviving entity in the Merger as provided in Section 1.04.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE I

THE MERGER

SECTION 1.01

PROCEDURE

Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the  DGCL, at the Effective Time (as hereinafter defined), all American Tony Shares (as hereinafter defined) shall be cancelled and converted into the right to receive the Merger Shares.  In connection therewith, the following terms shall apply:

(a)

Exchange Agent.  Robert Brantl, Esq., counsel for AIMR, shall act as the exchange agent (the “Exchange Agent”) for the purpose of exchanging American Tony Shares for the Merger Shares.   At or prior to the Closing, AIMR shall deliver to the Exchange Agent the Merger Shares.

(b)

Conversion of Securities.

(i)

Conversion of American Tony Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of AIMR, American Tony or the Merger Sub, or the holders of any of their respective securities:

(A)

Each of the issued and outstanding shares of common stock of American Tony (the “American Tony Shares”) immediately prior to the Effective Time shall be converted into and represent the right to receive one common shares of AIMR.

(B)

All American Tony Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.01(b)(i) upon the surrender of such certificate in accordance with Section 1.07, without interest.

(ii)

Conversion of Merger Sub Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of American Tony, AIMR, the Merger Sub, or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of AIMR.

SECTION 1.02

CLOSING

The closing of the Merger (the “Closing”) will take place at the offices of Robert Brantl, Esq. on the date which is the date of execution of this Merger Agreement (the “Closing Date”).

SECTION 1.03

MERGER; EFFECTIVE TIME

At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and AIMR shall cause Merger Sub to, merge with and into American Tony in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and American Tony shall continue as the Surviving Entity.  The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware of a Certificate of Merger, executed in accordance with the applicable provisions of the DGCL (the “Effective Time”).  The date on which the Effective Time occurs is referred to as the “Effective Date.”  The Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

SECTION 1.04

EFFECT OF THE MERGER

The Merger shall have the effect set forth in Title 8, Section 259 of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of American Tony and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of American Tony and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.05

CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS

  AND OFFICERS

Pursuant to the Merger:

(a)

The Certificate of Incorporation and Bylaws of American Tony as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity immediately following the Merger.

(b)

The directors and officers of the American Tony immediately prior to the Merger shall be the directors and officers of the Surviving Entity subsequent to the Merger.

SECTION 1.06

RESTRICTIONS ON RESALE

(a)

The Merger Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) AIMR receives an opinion of counsel for the holders of the shares proposed to be transferred, reasonably satisfactory to counsel for AIMR, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Merger Shares which are being issued hereunder shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR AIM SMART, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR AIM SMART, INC.  THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

SECTION 1.07

EXCHANGE OF CERTIFICATES

(a)

EXCHANGE OF CERTIFICATES.  After the Effective Time, the holders of the American Tony Shares shall be required to surrender all their American Tony Shares to the Exchange Agent, and the holders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the American Tony Shares theretofore represented by the stock certificates so surrendered shall have been exchanged pursuant to this Agreement.  Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented American Tony Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such American Tony Shares have been so exchanged.  No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented American Tony Shares, until such certificate or certificates representing all the relevant American Tony Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

(b)

FULL SATISFACTION OF RIGHTS.  All Merger Shares for which the American Tony Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the American Tony Shares.

(c)

EXCHANGE OF CERTIFICATES.  All certificates representing American Tony Shares converted into the right to receive Merger Shares pursuant to this Article I shall be furnished to AIMR subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

(d)

CLOSING OF TRANSFER BOOKS.  On the Effective Date, the stock transfer book of American Tony shall be deemed to be closed and no transfer of American Tony Shares shall thereafter be recorded thereon.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF AIMR

AIMR and, where applicable, the Merger Sub hereby jointly and severally represent and warrant to American Tony, as of the date of this Agreement, as of the Closing Date and as of the Effective Time, as follows:

SECTION 2.01

ORGANIZATION, STANDING AND POWER

AIMR is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

SECTION 2.02

SUBSIDIARIES

AIMR owns all of the outstanding capital stock of the Merger Sub.  Other than its ownership of the Merger Sub, AIMR does not have an ownership interest in any Person.     Merger Sub is a recently formed corporation and prior to the date hereof and through the Effective Date, Merger Sub has not and shall not have conducted any operating business, become a party to any agreements, or incurred any liabilities or obligations.

SECTION 2.03

 CAPITALIZATION

(a)

There are 201,000,000 shares of capital stock of AIMR authorized, consisting of 200,000,000 shares of common stock, $0.001 par value per share (the “AIMR Common Shares”), and 1,000,000  shares of preferred stock, $0.001 par value per share (“AIMR Preferred Shares”).  As of the date of this Agreement, there are 333,216 AIMR Common Shares issued and outstanding and no AIMR Preferred Shares outstanding.

(b)

No AIMR Common Shares or AIMR Preferred Shares have been reserved for issuance to any Person.  There are no outstanding rights, warrants, options or agreements for the purchase of AIMR Common or Preferred Shares except as provided in this Agreement.

(c)

All outstanding AIMR Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.   The Merger Shares issuable to the American Tony shareholders pursuant to the

Merger will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.04

AUTHORITY FOR AGREEMENT

The execution, delivery, and performance of this Agreement by each of AIMR and Merger Sub has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of each of AIMR and the  Merger Sub, enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by AIMR and Merger Sub will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, AIMR's or Merger Sub’s Certificate of Incorporation, or either of their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which AIMR is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to AIMR or Merger Sub.

SECTION 2.05

FINANCIAL CONDITION

The Quarterly Report on Form 10-Q filed by AIMR for the period ended June 30, 2008 (the “SEC Filings”) is true, correct and complete in all material respects, is not misleading and does not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect.  The financial statements included in the SEC Filings (the “Financial Statements”) were prepared in accordance with generally accepted accounting principles and fairly reflect the financial condition of AIMR as of the dates stated and the results of its operations for the periods presented.

SECTION 2.06

LITIGATION

There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of AIMR, threatened against or affecting, AIMR or the Merger Sub or any of their respective assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.07

TAX RETURNS AND PAYMENT

AIMR has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due.  Except as disclosed in Financial Statements filed by AIMR with the SEC, there is no material claim for Taxes that is a Lien against the property of AIMR other than Liens for Taxes not yet due and payable, none of which is material.  AIMR has not received written notification of any audit of any Tax Return of AIMR being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on AIMR, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by AIMR which is currently in effect, and AIMR is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the above referenced AIMR Financial Statements.

SECTION 2.08

SECURITY LISTING

AIMR is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all AIMR public filings required under the Exchange Act have been made.  The common stock of AIMR is listed for quotation on the OTC Bulletin Board.  To the Knowledge of AIMR, AIMR has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AMERICAN TONY

American Tony hereby represents and warrants to AIMR and to Merger Sub, as of the date of this Agreement and as of the Effective Time (except as otherwise indicated), as follows:

SECTION 3.01

ORGANIZATION, STANDING AND POWER

American Tony is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.  American Tony is duly qualified to do business as a foreign corporation in each state in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary.

SECTION 3.02

CAPITALIZATION

There are 100,000,000 shares of American Tony capital stock authorized, consisting of 100,000,000 shares of common stock with $.00001 par value (the “American Tony Common Shares”).  As of the date of this Agreement, there were 9,700,000 issued and outstanding American Tony Common Shares.  No American Tony Common Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase of American Tony Common Shares.   No Person is entitled to any rights with respect to the conversion, exchange or delivery of the American Tony Common Shares.  The American Tony Common Shares have been issued in compliance with Applicable Law.

SECTION 3.03

AUTHORITY FOR AGREEMENT

The execution, delivery and performance of this Agreement by American Tony has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of American Tony, enforceable against American Tony in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by American Tony will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, American Tony’s Certificate of Incorporation or Bylaws, in each case as amended, or, to the Knowledge of American Tony, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which American Tony is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to American Tony.

SECTION 3.04.

ORGANIZATION AND STANDING – TIANMU PHARMACEUTICALS.

Tianmu Pharmaceuticals is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China.    Tianmu Pharmaceuticals has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

SECTION 3.05

OWNERSHIP OF TIANMU PHARMACEUTICALS SHARES.

American Tony is the owner of one hundred percent (100%) the registered capital stock of Heilongjiang Tongli Technology Co., Ltd.  (“Tongli Tech”).  Tongli Tech is the owner of one hundred percent (100%) the registered capital stock of Tianmu Pharmaceuticals, free and clear of all Liens, encumbrances, and restrictions whatsoever.   No Person has any right to acquire capital stock of Tongli Tech or of Tianmu Pharmaceuticals, whether by tender of consideration or otherwise.

SECTION 3.06

FINANCIAL STATEMENTS – AMERICAN TONY

The consolidated financial statements of American Tony for the years ended March 31, 2008 and 2007 that will be delivered to AIMR have been prepared in accordance with accounting principles generally accepted in the United States and fairly present the financial condition of American Tony and subsidiaries at the date presented and the results of operations of American Tony and subsidiaries for those two years.

SECTION 3.07

TAXES.

Each of American Tony, Tongli Tech and Tianmu Pharmaceuticals has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith.  There is no material claim for Taxes that is a Lien against the property of American Tony, Tongli Tech or Tianmu Pharmaceuticals other than Liens for Taxes not yet due and payable.  All Taxes due and owing by either American Tony, Tony Tech or Tianmu Pharmaceuticals have been paid.  Neither American Tony, Tongli Tech nor Tianmu Pharmaceuticals is the beneficiary of any extension of time within which to file any tax return.

SECTION 3.08

PENDING ACTIONS.

There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting American Tony, Tongli Tech or Tianmu Pharmaceuticals, or against Tianmu Pharmaceuticals’s Officers or Directors that arose out of their operation of Tianmu Pharmaceuticals.  Neither American Tony, Tianmu Pharmaceuticals, nor any of Tianmu Pharmaceuticals’s Officers or Directors is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of Tianmu Pharmaceuticals or American Tony.

SECTION 3.09.

COMPLIANCE WITH LAWS.

Tianmu Pharmaceuticals's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Tianmu Pharmaceuticals is not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction.  Tianmu Pharmaceuticals holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities (collectively, "Permits") necessary or proper for the current use, occupancy or operation of its business, and all of the Permits are now in full force and effect.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01

CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both AIMR and American Tony:

(a)

Consents, Approvals.  The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties’ respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)

Shareholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of American Tony in accordance with the applicable provisions of the DGCL and its bylaws.

ARTICLE V

INDEMNIFICATION

SECTION 5.01

INDEMNIFICATION BY AIMR

AIMR agrees to indemnify, defend and hold harmless each of American Tony, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of American Tony, any subsidiary or affiliate thereof or an employee of American Tony, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “American Tony Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by AIMR, or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing,  or (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of AIMR or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing.  Any American Tony Indemnified Party wishing to claim indemnification under this Section 5.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify AIMR in writing, but the failure to so notify shall not relieve AIMR from any liability that it may have under this Section 5.01, except to the extent that such failure would materially prejudice AIMR.

SECTION 5.02

INDEMNIFICATION BY AMERICAN TONY

American Tony shall indemnify, defend and hold harmless each of AIMR, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of AIMR, any subsidiary or affiliate thereof or an employee of AIMR, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “AIMR Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by American Tony or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or negligent act, omission or conduct of any officer, director or agent of American Tony or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing.  Any AIMR Indemnified Party wishing to claim indemnification under this Section 5.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify American Tony in writing, but the failure to so notify shall not relieve American Tony from any liability that it may have under this Section 5.02, except to the extent that such failure would materially prejudice American Tony.

SECTION 5.03

INDEMNIFICATION OF EXCHANGE AGENT

AIMR, American Tony, and Merger Sub (for the purposes of this Section 5.03, the “Indemnitors”) agree to indemnify the Exchange Agent and his employees and agents (collectively, the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees, or any of them, may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees, or any one of them, arising out of or relating in any way to the Exchange Agent’s service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of any of the Indemnitees.

ARTICLE VI

MISCELLANEOUS

SECTION 5.01

EXPENSES

Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 5.02

APPLICABLE LAW

This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 5.04

 ENTIRE AGREEMENT

This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

SECTION 5.07

NO THIRD PARTY BENEFICIARIES

Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

AIM SMART CORPORATION

By:

/s/ Yao Mingli

Name:

Yao Mingli

Title:

Chief Executive Officer

ATP ACQUISITION CORP.

By:

/s/ Yao Mingli

Name:

Yao Mingli

Title:

Chief Executive Officer

AMERICAN TONY PHARMACEUTICAL, INC.

By:

/s/ Yao Mingli

Name:

Yao Mingli

Title:

President